CUSIP NO. 03674E 10 8               Schedule 13G                   Page 19 of 19

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              IDENTITY OF MEMBERS OF THE GROUP FILING THIS SCHEDULE



Azimuth Technologies, L.P.

Azimuth Tech. II LLC

Georgica (Azimuth Technologies), L.P.

Georgica (Azimuth Technologies), Inc.

Ferris Family 1987 Trust

SML Family Investors LLC

Frederick J. Iseman

Robert A. Ferris

Steven M. Lefkowitz